                                                                    EXHIBIT 99.8

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      On August 16, 1999, Quest Diagnostics Incorporated (the "Company" or "Quest Diagnostics") completed the acquisition of the clinical laboratory business of SmithKline Beecham plc ("SmithKline Beecham") for approximately $1.3 billion. The acquisition of SmithKline Beecham Clinical Laboratories, Inc. and certain related affiliates ("SBCL") was accounted for under the purchase method of accounting.

      Quest Diagnostics has filed this Form 8-K to amend the pro forma combined financial information previously reported by the Company (1) to reflect the restated historical financial statements of SBCL prepared in conjunction with finalizing the purchase price adjustment provided for in the SBCL acquisition agreements, (2) to reflect the reduction in the purchase price of the SBCL acquisition (3) to reflect the completion of the purchase price allocation, and
(4) to revise other adjustments that had been reflected in the previously reported pro forma combined financial information. The amendment has no impact on any of the previously reported historical financial statements of Quest Diagnostics, either before or after the acquisition.

      The following unaudited pro forma combined financial statements of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

- Quest Diagnostics' purchase of the clinical laboratory business of SmithKline Beecham for approximately $1.3 billion. The purchase price was paid through the issuance of 12,564,336 shares of common stock of the Company, representing approximately 29% of the Company's then outstanding common stock, and the payment of $1.025 billion in cash, which includes $20 million payable under a non-competition agreement.

- Quest Diagnostics' financing of the cash purchase price and transaction costs associated with the SBCL acquisition and its repayment of its then existing bank debt with cash on-hand and borrowings under the new credit facility.

      The SBCL acquisition agreements included a provision for a reduction in the purchase price paid by Quest Diagnostics in the event that the combined balance sheet of SBCL indicated that the net assets acquired, as of the acquisition date, were below a prescribed level. On October 11, 2000, the purchase price adjustment was finalized with the result that SmithKline Beecham owed Quest Diagnostics $98.6 million. This amount was offset by $3.6 million separately owed by Quest Diagnostics to SmithKline Beecham, resulting in a net payment to the Company by SmithKline Beecham of $95.0 million. This payment from SmithKline Beecham will be recorded in the historical financial statements of the Company in the fourth quarter of 2000 as a reduction in the purchase price of the SBCL acquisition.

      In addition to the purchase price reduction described above, the purchase price allocation relating to the SBCL acquisition was completed in conjunction with the preparation of the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000. Adjustments to the SBCL purchase price allocation reflected in the unaudited pro forma combined balance sheet as of June 30, 1999 are primarily related to deferred tax assets acquired, the sale of certain assets of SBCL to unconsolidated joint ventures of Quest Diagnostics and accrued expenses related to pre-acquisition periods. None of the adjustments, resulting from the purchase price reduction or the completion of the purchase price allocation, will have any impact on the Company's previously reported historical financial statements.

      The unaudited pro forma combined balance sheet as of June 30, 1999 gives effect to the SBCL acquisition, the repayment of Quest Diagnostics' then existing bank debt and the amounts borrowed under the new credit facility as if they had occurred on June 30, 1999. The unaudited pro forma combined statements of operations assume the SBCL acquisition, repayment of Quest Diagnostics' then existing bank debt and borrowings under the new credit facility were effected on the first day of the earliest period presented.

      The costs associated with severance and other integration-related activities for 1999 and 2000, including the elimination of duplicate facilities and related workforce reductions are included in the unaudited pro forma combined balance sheet as of June 30, 1999. A significant portion of the integration related costs are expected to require cash outlays.

      The unaudited pro forma combined statements of operations do not include the impact of nonrecurring costs and synergies directly related to the SBCL acquisition, including the costs and benefits associated with the integration of SBCL with Quest Diagnostics.

      The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

      The unaudited pro forma combined financial statements are presented for illustrative purposes only to assist in analyzing the financial implications of the SBCL acquisition. The unaudited pro forma combined financial information may not be indicative of the combined financial results of operations that would have been realized had Quest Diagnostics and SBCL been a single entity during the periods presented. In addition, the unaudited pro forma combined financial information is not necessarily indicative of the future results that the combined company will experience. The unaudited pro forma combined financial information is only a summary and you should read it together with the historical financial statements and related notes of Quest Diagnostics and the historical financial statements and related notes of SBCL.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                        Pro Forma and
                                                      Quest                                 Other                       Adjusted
                                                   Diagnostics            SBCL           Adjustments                   Pro Forma
                                                 -----------------  ----------------- ----------------------------  ----------------
ASSETS
CURRENT ASSETS
   Cash......................................    $      148,478     $            -    $     1,173,364   (a)
                                                                                              (31,975)  (b)
                                                                                             (239,968)  (c)
                                                                                           (1,025,000)  (d)
                                                                                               (7,696)  (d) (2)
                                                                                              (17,203)  (f)         $            -
   Accounts receivable, net..................           224,920            353,960             (5,211)  (d) (1)            573,669

   Other current assets......................           154,409             30,689             (2,291)  (d) (1)
                                                                                                3,640   (d) (3)
                                                                                              105,388   (d) (4)
                                                                                               25,999   (d) (5)
                                                                                               7,349    (e)                325,183
                                                 --------------     --------------    ---------------               --------------
   Total current assets......................           527,807            384,649            (13,604)                     898,852
PROPERTY, PLANT AND EQUIPMENT, NET...........           243,107            208,730            (26,458)  (d) (6)
                                                                                              (10,841)  (d) (7)
                                                                                               (8,767)  (e)                405,771
INTANGIBLE ASSETS, NET.......................           482,813            493,467            356,150   (d) (8)          1,332,430
OTHER ASSETS.................................            59,080             14,504             31,975   (b)
                                                                                               (3,693)  (c)
                                                                                               95,000   (d) (1)
                                                                                               10,279   (d) (1)
                                                                                               (5,176)  (d) (2)
                                                                                               (5,037)  (d) (3)
                                                                                               32,802   (d) (4)
                                                                                               33,639   (d) (5)
                                                                                                7,205   (e)                270,578
                                                 --------------     --------------    ---------------               --------------
TOTAL ASSETS.................................    $    1,312,807     $    1,101,350    $       493,474               $    2,907,631
                                                 --------------     --------------    ---------------               --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses.....    $      251,903     $      204,000    $        (1,468)  (c)
                                                                                               (1,477)  (c)
                                                                                               23,035   (d) (1)
                                                                                               55,444   (d) (5)
                                                                                               25,895   (d) (7)
                                                                                               18,373   (e)
                                                                                              (14,800)  (f)         $      560,905
   Revolving credit facility.................                 -                  -             98,364   (a)                 98,364
   Current portion of long-term debt.........            61,452              2,161             23,125   (a)
                                                                                              (61,000)  (c)                 25,738
                                                 --------------     --------------    ---------------               --------------
   Total current liabilities.................           313,355            206,161            165,491                      685,007
LONG-TERM DEBT...............................           338,391             29,770          1,051,875   (a)
                                                                                             (177,500)  (c)              1,242,536

OTHER LIABILITIES............................            63,243                700             51,446   (d) (5)
                                                                                               23,376   (d) (7)
                                                                                                9,245   (e)                148,010
PREFERRED STOCK..............................             1,000                  -                  -                        1,000
COMMON STOCKHOLDERS' EQUITY..................           596,818            864,719             (2,216)  (c)
                                                                                             (604,009)  (d) (8)
                                                                                              (21,831)  (e)
                                                                                               (2,403)  (f)                831,078
                                                 --------------     --------------    ---------------               --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...    $    1,312,807     $    1,101,350    $       493,474               $    2,907,631
                                                 --------------     --------------    ---------------               --------------

See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               Pro Forma
                                                          Quest                                and Other               Adjusted
                                                       Diagnostics           SBCL             Adjustments              Pro Forma
                                                     ----------------  ----------------  ------------------------  ----------------

NET REVENUES.....................................    $      394,034    $      474,689     $      (29,703)  (g)
                                                                                                  (1,487)  (h)     $       837,533
COSTS AND EXPENSES
   Cost of services..............................           236,071           349,122            (15,200)  (i)
                                                                                                 (12,088)  (g)
                                                                                                  (1,602)  (j)
                                                                                                  (1,635)  (h)
                                                                                                  (4,147)  (k)             550,521

   Selling, general and administrative...........           121,230           140,348             (6,542)  (g)
                                                                                                   3,588   (j)
                                                                                                    (517)  (h)
                                                                                                  (1,336)  (k)
                                                                                                  (1,137)  (l)             255,634

   Interest expense, net.........................             5,008            11,364              1,496   (m)
                                                                                                  12,022   (n)              29,890

   Amortization of intangible assets.............             5,219             7,529             (1,343)  (o)              11,405

   Special charges...............................                 -                 -             15,200   (i)
                                                                                                     613   (h)              15,813

   Other, net....................................             1,999             1,712             (1,986)  (j)
                                                                                                    (128)  (g)               1,597
                                                     --------------    --------------     --------------           ---------------
      Total......................................           369,527           510,075            (14,742)                  864,860
                                                     --------------    --------------     --------------           ---------------
INCOME (LOSS) BEFORE INCOME TAXES................            24,507           (35,386)           (16,448)                  (27,327)
INCOME TAX EXPENSE (BENEFIT).....................            11,420           (12,054)            (7,523)  (q)              (8,157)
                                                     --------------    --------------     --------------           ---------------
NET INCOME (LOSS)................................    $       13,087    $      (23,332)    $       (8,925)           $      (19,170)
                                                     --------------    --------------    ---------------           ---------------

BASIC NET INCOME (LOSS) PER COMMON SHARE (r).....    $         0.44                                                 $        (0.44)
                                                     --------------                                                --------------
DILUTED NET INCOME (LOSS) PER COMMON SHARE (r)...    $         0.43                                                 $        (0.44)
                                                     --------------                                                --------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - BASIC (r).......................            29,920                                                         43,248
                                                     --------------                                                ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - DILUTED (r).....................            30,729                                                         43,933
                                                     --------------                                                ---------------


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       Pro Forma and
                                                       Quest                         Other Adjustments            Adjusted
                                                    Diagnostics           SBCL                                    Pro Forma
                                                  ----------------  ---------------- ------------------------  ------------------

NET REVENUES..................................... $      775,875    $      888,021    $       (2,913)  (h)     $     1,660,983

COSTS AND EXPENSES
   Cost of services..............................        473,478           644,415           (15,200)  (i)
                                                                                              (3,439)  (j)
                                                                                              (3,408)  (h)
                                                                                              (8,325)  (k)           1,087,521

   Selling, general and administrative...........        237,831           241,988             6,170   (j)
                                                                                              (1,168)  (h)
                                                                                              (2,665)  (k)
                                                                                              (1,980)  (l)             480,176

   Interest expense, net.........................         12,367            22,673             3,304   (m)
                                                                                              23,393   (n)              61,737

   Amortization of intangible assets.............         10,313            14,971            (2,600)  (o)              22,684

   Special charges...............................              -                 -            15,200   (i)
                                                                                                 613   (h)              15,813

   Other, net....................................          3,301            (7,491)           (2,731)  (j)              (6,921)(p)
                                                  --------------    --------------    --------------           ---------------
      Total......................................        737,290           916,556             7,164                 1,661,010
                                                  --------------    --------------    --------------           ---------------
INCOME (LOSS) BEFORE INCOME TAXES................         38,585           (28,535)          (10,077)                      (27)
INCOME TAX EXPENSE (BENEFIT).....................         18,065            (7,214)           (5,879)  (q)               4,972
                                                  --------------    --------------    --------------           ---------------
NET INCOME (LOSS)................................ $       20,520    $      (21,321)   $       (4,198)          $        (4,999)
                                                  --------------    --------------   ---------------            --------------

BASIC NET INCOME (LOSS) PER COMMON SHARE (r)..... $         0.69                                               $         (0.12)
                                                  --------------                                               ---------------
DILUTED NET INCOME (LOSS) PER COMMON SHARE (r)... $         0.67                                               $         (0.12)
                                                  --------------                                               ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - BASIC (r).......................         29,819                                                        43,146
                                                  --------------                                               ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - DILUTED (r).....................         30,505                                                        43,720
                                                  --------------                                               ---------------


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Quest                          Pro Forma and              Adjusted
                                                     Diagnostics           SBCL      Other Adjustments            Pro Forma
                                                   ----------------  --------------- ------------------------  ------------------

NET REVENUES.....................................  $    1,458,607    $    1,567,843           (4,819)  (h)     $     3,021,631

COSTS AND EXPENSES
   Cost of services..............................         896,793         1,043,255           (4,573)  (j)
                                                                                              (4,697)  (h)
                                                                                             (23,432)  (k)           1,907,346

   Selling, general and administrative...........         445,885           424,514            6,932   (j)
                                                                                              (3,000)  (h)
                                                                                              (7,699)  (k)
                                                                                              (7,277)  (l)             859,355

   Interest expense, net.........................          33,403            47,640            7,673   (m)
                                                                                              37,836   (n)             126,552

   Amortization of intangible assets.............          21,697            30,270           (5,530)  (o)              46,437

   Other, net....................................           6,968           (25,911)          (2,359)  (j)             (21,302)(p)
                                                   --------------    --------------   --------------           ---------------
      Total......................................       1,404,746         1,519,768           (6,126)                2,918,388
                                                   --------------    --------------   --------------           ---------------
INCOME (LOSS) BEFORE INCOME TAXES................          53,861            48,075            1,307                   103,243
INCOME TAX EXPENSE (BENEFIT).....................          26,976            29,347           (3,289)  (q)              53,034
                                                   --------------    --------------   --------------           ---------------
NET INCOME (LOSS)................................  $       26,885    $       18,728   $        4,596           $        50,209
                                                   --------------    --------------   --------------           ---------------

BASIC NET INCOME (LOSS) PER COMMON SHARE (r).....  $         0.90                                              $          1.16
                                                   --------------                                              ---------------
DILUTED NET INCOME (LOSS) PER COMMON SHARE (r)...
                                                   $         0.89                                              $          1.15
                                                   --------------                                              ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - BASIC (r).......................          29,684                                                       43,031
                                                   --------------                                              ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - DILUTED (r).....................          30,229                                                       43,440
                                                   --------------                                              ---------------


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

BALANCE SHEET PRO FORMA ADJUSTMENTS
(a) Reflects the gross cash proceeds of $1,173.4 million in debt under the new credit facility to finance the cash purchase price and transaction costs associated with the SBCL acquisition, and to repay Quest Diagnostics' then existing bank debt. At the close of the transaction on August 16, 1999, Quest Diagnostics borrowed $1,132.5 million under the new credit facility (including $57.5 million under the revolving credit facility) to fund the cash portion of the purchase price of the SBCL acquisition and pay transaction costs. As of September 30, 1999, Quest Diagnostics had repaid the entire amount borrowed under the revolving credit facility at closing.

(b) Reflects the reduction in gross proceeds associated with the payment of deferred financing costs totaling $36.9 million, less amounts paid through June 30, 1999 of $4.9 million which were capitalized and recorded in the Quest Diagnostics historical balance sheet as of June 30, 1999 within other assets.

(c) Reflects the repayment of Quest Diagnostics' then existing bank debt, plus accrued interest payable of $1.5 million as of June 30, 1999. The unamortized balance of deferred financing costs related to such debt of approximately $3.7 million was charged to common stockholders' equity, net of taxes of $1.5 million.

(d) Reflects the purchase of SmithKline Beecham's clinical laboratory business and the payment of transaction costs associated with the SBCL acquisition. The allocation of acquisition cost to the SBCL assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

Cash portion of the purchase price                                                                              $      1,005.0
Non-compete consideration                                                                                                 20.0
                                                                                                                --------------
TOTAL CASH CONSIDERATION BEFORE ADJUSTMENTS                                                                            1,025.0
Purchase Price Adjustment                                                                                                (98.6) (1)
Value of shares of common stock of Quest Diagnostics issued to
   SmithKline Beecham                                                                                                    260.7
                                                                                                                --------------
ADJUSTED PURCHASE PRICE                                                                                                1,187.1
TRANSACTION COSTS                                                                                                         12.9  (2)
                                                                                                                --------------
TOTAL ACQUISITION COSTS                                                                                                1,200.0

   ESTIMATED NET ASSETS ACQUIRED:
   Accounts receivable, net                                                  $ 354.0
   Adjustment to purchase price allocation                                      (5.2)  (1)
                                                                           -----------
                                                                                                  $  348.8
   Other current assets                                                         30.7
   Adjustment to purchase price allocation                                      (2.3)  (1)
   Net assets held for sale                                                      3.6   (3)
   Current deferred tax asset                                                  105.4   (4)
   Due from SmithKline Beecham                                                  26.0   (5)
                                                                           -----------
                                                                                                     163.4

   Property, plant and equipment                                               208.7
   Purchase accounting adjustment                                              (26.5)  (6)
   Write-off of fixed assets due to integration activities                     (10.8)  (7)
                                                                           -----------
                                                                                                     171.4

   Other assets                                                                 14.5
   Investment in joint venture                                                  (5.0)  (3)
   Adjustment to purchase price allocation                                      10.3   (1)
   Noncurrent deferred tax asset                                                32.8   (4)
   Due from SmithKline Beecham                                                  33.6   (5)
   Amount separately owed by Quest Diagnostics to SmithKline Beecham            (3.6)  (1)
                                                                            --------
                                                                                                      82.6
                                                                                                 ---------
      Total tangible assets acquired                                                                 766.2
                                                                                                 ---------

   Accounts payable and accrued expenses                                       204.0
   Indemnified liabilities                                                      55.4   (5)
   Adjustment to purchase price allocation                                      23.0   (1)
   Accrued costs to integrate SBCL and Quest Diagnostics                        25.9   (7)
                                                                            --------
                                                                                                     308.3

   Long-term debt, including current maturities                                                       31.9



   Other liabilities                                                              .7
   Indemnified liabilities                                                      51.4      (5)
   Accrued costs to integrate SBCL and Quest Diagnostics                        23.4      (7)
                                                                            --------
                                                                                                     75.5
                                                                                                 --------
      Total liabilities                                                                             415.7
                                                                                                 --------
Net tangible assets acquired                                                                                          350.5
                                                                                                                -----------
ESTIMATED INTANGIBLE ASSETS                                                                                           849.5
SBCL intangible assets recorded at June 30, 1999                                                                      493.4
                                                                                                                -----------
PRO FORMA ADJUSTMENT - INTANGIBLE ASSETS                                                                        $     356.1     (8)
                                                                                                                -----------

1. The SBCL acquisition agreements included a provision for a reduction in the purchase price paid by Quest Diagnostics in the event that the combined balance sheet of SBCL indicated that the net assets acquired, as of the acquisition date, were below a prescribed level. On October 11, 2000, the purchase price adjustment was finalized with the result that SmithKline Beecham owed Quest Diagnostics $98.6 million. This amount was offset by $3.6 million separately owed by Quest Diagnostics to SmithKline Beecham, resulting in a net payment to the Company by SmithKline Beecham of $95.0 million. This payment from SmithKline Beecham will be recorded in the historical financial statements of the Company in the fourth quarter of 2000 as a reduction in the purchase price of the SBCL acquisition.

           In addition to the purchase price reduction described above, the purchase price allocation relating to the SBCL acquisition was completed in conjunction with the preparation of the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000. Adjustments to the SBCL purchase price allocation reflected in the unaudited pro forma combined balance sheet as of June 30, 1999 are primarily related to deferred tax assets acquired, the sale of certain assets of SBCL to unconsolidated joint ventures of Quest Diagnostics and accrued expenses related to pre-acquisition periods. None of the adjustments, resulting from the purchase price reduction or the completion of the purchase price allocation, will have any impact on the Company's previously reported historical financial statements.

           The accompanying unaudited pro forma combined financial information reflects the impact of finalizing the SBCL purchase price adjustment, as discussed above, and the revised purchase price allocation relating to the SBCL acquisition.


2. These costs consist primarily of fees and expenses of investment bankers, attorneys and accountants, printing costs, SEC filing fees and other related charges. Through June 30, 1999, approximately $5.2 million of these costs had been paid and were included in the Quest Diagnostics historical balance sheet as of June 30, 1999 within other assets. For purposes of preparing the June 30, 1999 unaudited pro forma combined balance sheet, the remaining estimated fees of $7.7 million were assumed paid on June 30, 1999.

3. In conjunction with the acquisition of SBCL, Quest Diagnostics sold its newly acquired interest that SBCL held in a joint venture in Mexico. The adjustment records the joint venture at fair value in the pro forma combined balance sheet as of June 30, 1999 within other current assets.

4. Represents pro forma adjustment to record the deferred tax position associated with the acquired assets and liabilities of SBCL.

5. Liabilities for which the obligation is being retained by SmithKline Beecham through an indemnity to Quest Diagnostics, are recoverable from SmithKline Beecham on an after-tax basis. Quest Diagnostics has recorded an estimate for the indemnified liabilities, which primarily relate to taxes and billing and professional liability claims, in the pro forma combined balance sheet as of June 30, 1999 with a net receivable due from SmithKline Beecham.

6. Reflects the pro forma adjustment primarily to adjust the historical net book values of SBCL to their respective estimated fair values at the date of closing.

7. Costs to realize the benefits associated with the elimination of duplicate facilities and other integration related activities of SBCL are estimated at approximately $60.1 million. Approximately $49.3 million is primarily related to employee termination costs and contractual obligations including those related to facilities and equipment leases. The remaining $10.8 million is attributable to write-offs of fixed assets for which management believes there is no future economic benefit as a result of the SBCL acquisition.

8. Based on the preliminary allocation of the acquisition cost above, the SBCL acquisition will result in $849.5 million of intangible assets. Based on SBCL's historical financial statements, a pro forma adjustment of $356.1 million was reflected in the unaudited pro forma combined balance sheet at June 30, 1999. The decrease in common stockholders' equity of $604.0 million represents the elimination of SBCL's historical net equity of $864.7 million, offset by the value of the 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham of $260.7 million.

(e) Reflects the restructuring charge of $36.4 million for the estimated costs associated with the elimination of excess capacity and other integration activities of Quest Diagnostics. Of the total charge, $27.6 million represents accrued liabilities primarily attributable to work force reductions and the costs to exit leased facilities of Quest Diagnostics. The remaining $8.8 million is due to the write-off of Quest Diagnostics' fixed assets which management believes there is no future economic benefit as a result of the SBCL acquisition.

(f) Assuming the SBCL acquisition had closed on June 30, 1999, Quest Diagnostics would have incurred $37.0 million of special charges in conjunction with the acquisition of SBCL. Of the total, $19.8 million represents stock based employee compensation related to special one-time grants of the Company's common stock, and accelerated vesting, due


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      to the completion of the SBCL acquisition, of stock grants made in previous years; $3.5 million represented special recognition awards to certain employees involved in the transaction and integration planning processes of the SBCL acquisition; and $1.5 million represented costs incurred by the Company in conjunction with its planned offering of new senior subordinated notes, the proceeds of which were expected to repay the Company's existing senior subordinated notes. The Company decided not to proceed with the offering due to unsatisfactory market conditions. The remainder of the special charge was primarily attributable to professional and consulting fees incurred in connection with integration related planning activities.

STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS
(g) SBCL's historical interim financial statements are presented based on a thirteen week fiscal period that ends on the last Thursday of the calendar quarter. As a result, SBCL's historical interim results of operations reflect 68 business days in the second quarter of 1999 compared to 64 business days in the second quarter of 1998 and 59 business days in the first quarter of 1999. In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reflect SBCL's historical interim results of operations on a calendar quarter consistent with that of Quest Diagnostics. The impact of these adjustments serves to decrease SBCL's reported historical results for the second quarter of 1999 while favorably impacting SBCL's historical results for the first quarter of 1999.

(h) Reflects adjustments primarily to account for certain contracts as loss contracts.

(i) Pro forma adjustment to reclassify the provision recorded in the historical results of SBCL to account for a customer contract as a loss contract.

(j) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to classify certain costs and expenses in the historical financial statements of SBCL on a basis consistent with that of Quest Diagnostics. These adjustments are primarily associated with the classification of occupancy costs, professional liability insurance expenses and research and development costs.

(k) Reflects a net reduction in employee benefits, principally related to certain benefit plans sponsored by SmithKline Beecham which were not assumed by Quest Diagnostics under the stock and asset agreement. Responsibility for the costs and liabilities associated with those plans will remain with SmithKline Beecham.

(l) The pro forma adjustment reflects a reduction in expenses related to general corporate overhead which was charged to the historical combined financial statements of SBCL and related affiliates from SmithKline Beecham.

(m) The pro forma adjustment reflects a reduction in interest income recognized by Quest Diagnostics in the respective period. Assuming the SBCL acquisition and anticipated borrowings took place on January 1, 1998, average cash balances for the periods presented would have been lower, resulting in significantly lower amounts of interest income earned on cash and cash equivalents.

(n) The pro forma adjustment to interest expense, net represents the difference between the combined historical interest expense (consisting of the interest incurred by Quest Diagnostics on its then existing bank debt, and the intercompany interest expense charged and allocated to SBCL by SmithKline Beecham), and the assumed interest expense under the new credit facility. For purposes of calculating the pro forma net interest expense adjustment, the debt was assumed to consist of $1,100.0 million of borrowings under the new credit facility. The weighted average assumed interest rate on the borrowings for the new credit facility, including the estimated impact to maintain interest rate hedge agreements covering a notional amount of not less than 50% of its net funded debt, and the impact of the amortization of deferred financing costs, was approximately 9.8%. If the interest rate in the new credit facility fluctuates by 1/8%, interest expense fluctuates by approximately $1.4 million annually. Depending on market conditions at the time that the interest rate hedge agreements are completed, and the ability of Quest Diagnostics to generate cash flow, the interest rates and amounts borrowed under the new credit facility may vary from that indicated above.

(o) Reflects the pro forma impact on the amortization of intangible assets. Amortization of the goodwill, which accounts for a majority of the acquired intangible assets, is calculated on the straight-line basis over forty years.

(p) Pro forma net income for the six months ended June 30, 1999 included a $9.7 million gain recognized by SBCL from the sale of its physician office-based teleprinter assets and network which was recorded in other, net. Pro forma net income for the year ended December 31, 1998 included approximately $25.8 million of gains recorded by SBCL in 1998, the majority of which resulted from gains recognized from the sale and license of certain technology and from a favorable settlement of a contract dispute which were recorded in other, net.

(q) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at the incremental tax rate of 40%. On an annual basis, approximately $4.0 million of the pro forma adjustment to amortization of intangible assets is deductible for tax purposes.

(r)   Basic net income per common share is calculated by dividing net income
      (loss), less preferred stock dividends(approximately $30 per quarter), by the weighted average number of common shares outstanding. Diluted net income per common share is calculated by dividing net income (loss), less preferred stock dividends, by the weighted average number of common shares outstanding after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily represent outstanding stock options. Basic and diluted net income per share on a pro forma basis gives effect to the 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham and to the shares issued to certain employees (as a result of the special one-time grant and accelerated vesting), assuming the SBCL acquisition closed on January 1, 1998.